Exhibit 10.1

Execution Version

COMMON UNIT PURCHASE AGREEMENT

BY AND AMONG

ATLAS PIPELINE PARTNERS, L.P.

AND

THE PURCHASERS NAMED HEREIN

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

Schedules and Exhibits

Schedule 2.01 - List of Purchasers and Commitment Amounts

Exhibit A - Form of Atlas Pipeline Partners, L.P. General Partner’s Certificate

Exhibit B - Form of Legal Opinion

Exhibit C - Form of Registration Rights Agreement

Exhibit D - Amendment No. 2 to the Limited Partnership Agreement

Exhibit E - Form of Lock-Up Letter for Atlas Pipeline Partners GP, LLC

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of June 1, 2007 (this “Agreement”), by and among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of the Purchasers listed on Schedule 2.01 (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, simultaneously with the execution of this Agreement, Atlas Pipeline Partners is entering into those certain master formation agreements (the “Anadarko Agreements”) with Anadarko Petroleum Corporation (“Anadarko”) and its affiliates whereby Atlas Pipeline Partners will contribute cash and Anadarko’s affiliates will contribute certain assets to two new joint ventures (the “Acquisition”);

WHEREAS, Atlas Pipeline Partners desires to finance a portion of the Acquisition through the sale of an aggregate of $1.125 billion of Common Units and Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (“Atlas Pipeline GP”), desires to purchase an aggregate of $168.750 million of Common Units from Atlas Pipeline Partners and the Purchasers desire to purchase an aggregate of $956.250 million of Common Units from Atlas Pipeline Partners in accordance with the provisions of this Agreement;

WHEREAS, Atlas Pipeline Holdings, L.P., a Delaware limited partnership (“Atlas Holdings”), is the sole owner of the membership interests of Atlas Pipeline GP and intends to contribute $168.750 million to Atlas Pipeline GP to fund the purchase of Common Units;

WHEREAS, Atlas Holdings desires to finance its contribution to Atlas Pipeline GP through the sale of an aggregate of $168.750 million of its common units to the Purchasers pursuant to a separate purchase agreement dated as of the date hereof;

WHEREAS, it is a condition to the obligations of the Purchasers and Atlas Pipeline Partners under this Agreement that the Acquisition be consummated; and

WHEREAS, Atlas Pipeline Partners has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atlas Pipeline Partners and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“8-K Filing” shall have the meaning specified in Section 5.05.

“Acquisition” shall have the meaning specified in the recitals.

“Acquisition Closing Date” means the date on which the Acquisition is consummated.

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Anadarko” shall have the meaning specified in the recitals.

“Anadarko Agreements” shall have the meaning specified in the recitals.

“Atlas Holdings” shall have the meaning set forth in the recitals.

“Atlas Pipeline GP” shall have the meaning set forth in the recitals.

“Atlas Pipeline Partners” shall have the meaning specified in the introductory paragraph.

“Atlas Pipeline Partners Financial Statements” shall have the meaning specified in Section 3.03.

“Atlas Pipeline Partners Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of Atlas Pipeline Partners and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on Atlas Pipeline Partners and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which Atlas Pipeline Partners and its Subsidiaries participate or are engaged, (ii) the ability of Atlas Pipeline Partners and its Subsidiaries, taken as a whole, to carry out their business as of the date of this Agreement or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of Atlas Pipeline Partners to consummate the transactions under any Basic Document.

“Atlas Pipeline Partners Related Parties” shall have the meaning specified in Section 7.02.

“Atlas Pipeline Partners SEC Documents” shall have the meaning specified in Section 3.03.

“Basic Documents” means, collectively, the Escrow Agreement, this Agreement, the Registration Rights Agreement, the Anadarko Agreements, Amendment No. 2 to the Limited Partnership Agreement in all material respects in the form attached to this Agreement as Exhibit D and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in New York, New York.

“Closing” shall have the meaning specified in Section 2.05.

“Closing Date” shall have the meaning specified in Section 2.05.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.01 to this Agreement under the heading “Purchaser’s Aggregate Purchase Price.”

“Common Units” means the Common Units of Atlas Pipeline Partners having the rights, preferences and designations set forth in the Limited Partnership Agreement.

“Debt Financing” means the financing substantially similar to that described in the Commitment Letter dated June 1, 2007, among Atlas Pipeline Partners and Wachovia Bank, National Association and Wachovia Capital Markets, LLC, which provides for no less than $700 million of borrowings on the Closing Date.

“Delaware LP Act” means the Delaware Revised Limited Partnership Act, as amended from time to time.

“Escrow Agreement” means the escrow agreement to be entered into no less than ten (10) days prior to the Closing Date (or such other period of time reasonably acceptable to the Purchasers) among Atlas Pipeline Partners, the Purchasers and an escrow agent, which shall contain reasonable and customary terms to be approved by Atlas Pipeline Partners and the Purchasers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Atlas Pipeline Partners, its Subsidiaries or any of their Property or any of the Purchasers.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Limited Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, dated as of March 9, 2004, as amended (including by Amendment No. 2 to the Limited Partnership Agreement in all material respects in the form attached to this Agreement as Exhibit D).

“Lock-Up Date” means ninety (90) days following the Closing Date.

“New Units” shall have the meaning specified in Section 5.01.

“Participating Unit” shall have the meaning specified in Section 4.03.

“Party” or “Parties” means Atlas Pipeline Partners and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Placement Agent Fees” means the fees that Atlas Pipeline Partners is obligated to pay to UBS Securities LLC upon the closing of the transactions contemplated by this Agreement.

“Preferred Units” shall have the meaning specified in Section 3.02.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser” and “Purchasers” shall have the meanings specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit C, to be entered into at the Closing, among Atlas Pipeline Partners and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents, affiliates, control persons, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, as to any Person, any corporation or other entity of which a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries.

“Terminating Breach” shall have the meaning specified in Section 8.12(a).

“Unitholders” means the Unitholders of Atlas Pipeline Partners (within the meaning of the Limited Partnership Agreement).

“Unit Price” means $44.00 per Purchased Unit.

“Units” means the Units of Atlas Pipeline Partners representing limited partnership interests.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Contemporaneously with the consummation of the Acquisition and subject to the terms and conditions of this Agreement, at the Closing, Atlas Pipeline Partners hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from Atlas Pipeline Partners, the dollar amount of Purchased Units set forth opposite its name on Schedule 2.01 hereto. Each Purchaser severally and not jointly agrees to pay Atlas Pipeline Partners the Unit Price for each Purchased Unit as set forth opposite its name on Schedule 2.01.

Section 2.02 Independent Nature of Purchasers’ Obligations. The respective obligations of each Purchaser under this Agreement and the Registration Rights Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or the Registration Rights Agreement. The failure or waiver of performance under this Agreement or the Registration Rights Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser. Nothing contained herein or in the Registration Rights Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as otherwise provided in this Agreement or the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.03 Purchased Units. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Limited Partnership Agreement.

Section 2.04 Funding into Escrow. Each Purchaser shall deposit its Commitment Amount into an escrow account established under the Escrow Agreement no later than one Business Day prior to the Closing Date. On the Closing Date, upon receipt of satisfactory evidence that the conditions set forth in Article VI have been satisfied or waived, pursuant to Section 2.05, each such Purchaser shall deliver notice to the Escrow Agent (as such term is defined in the Escrow Agreement) to promptly and timely release the funds escrowed under the Escrow Agreement to Atlas Pipeline Partners.

Section 2.05 Closing. Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of the Basic Documents (other than this Agreement and the Anadarko Agreements), the delivery of certificates representing the Purchased Units, the release of the funds escrowed under the Escrow Agreement to Atlas Pipeline Partners pursuant to the terms of the Escrow

Agreement, and the execution and delivery of all other instruments, agreements and other documents required by this Agreement (the “Closing”) shall take place on a date (the “Closing Date”) concurrent with the Acquisition Closing Date, provided that Atlas Pipeline Partners shall take reasonable efforts to provide each Purchaser five Business Days (or such shorter period as shall be agreeable to each such Purchaser but in any event no less than two Business Days) prior written notice of such designated Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ATLAS PIPELINE PARTNERS

Atlas Pipeline Partners represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01 Existence. Each of Atlas Pipeline Partners and its Subsidiaries: (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas Pipeline Partners SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect. Each of Atlas Pipeline Partners and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect.

Section 3.02 Capitalization and Valid Issuance of Purchased Units.

(a) As of the date of this Agreement, and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited partnership interests of Atlas Pipeline Partners consist of 13,080,418 Common Units, 40,000 Preferred Units (as defined in the Limited Partnership Agreement) and Incentive Distribution Rights (as defined in the Limited Partnership Agreement). All of the outstanding Common Units, Preferred Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Limited Partnership Agreement and are fully paid (to the extent required under the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act).

(b) Other than Atlas Pipeline Partners’ existing Long-Term Incentive Plan, and other existing management compensation arrangements, Atlas Pipeline Partners has no equity compensation plans that contemplate the issuance of Common Units or other equity securities (or securities convertible into or exchangeable for Common Units or other equity securities). Atlas Pipeline Partners has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote. Except as set forth in the first sentence of Section 3.02(a) and (b), as contemplated by this Agreement or as are contained in the Limited Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas Pipeline Partners or any of its Subsidiaries to issue, transfer or sell any limited partnership interests or other equity interests in Atlas Pipeline Partners or any of its Subsidiaries or securities convertible into or exchangeable for such limited partnership interests or other equity interests, (ii) obligations of Atlas Pipeline Partners or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests or other equity interests in Atlas Pipeline Partners or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas Pipeline Partners or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas Pipeline Partners or any of its Subsidiaries.

(c)(i) All of the issued and outstanding equity interests of each of Atlas Pipeline Partners’ Subsidiaries are owned, directly or indirectly, by Atlas Pipeline Partners free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under Atlas Pipeline Partners’ or its Subsidiaries’ credit facilities filed as exhibits to the Atlas Pipeline Partners SEC Documents), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of Atlas Pipeline Partners’ Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Section 17-607 of the Delaware LP Act or the organizational documents of Atlas Pipeline Partners’ Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) except as disclosed in the Atlas Pipeline Partners SEC Documents, neither Atlas Pipeline Partners nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(d) The offer and sale of the Purchased Units and the limited partnership interests represented thereby are duly authorized by Atlas Pipeline Partners pursuant to the Limited Partnership Agreement prior to and as at the Closing and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Limited Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(e) The Purchased Units will be issued in compliance with all applicable rules of The New York Stock Exchange. Prior to the Closing Date, Atlas Pipeline Partners will submit an additional listing application to The New York Stock Exchange with respect to the Purchased Units. Atlas Pipeline Partners’ currently outstanding Common Units are quoted on The New York Stock Exchange and Atlas Pipeline Partners has not received any notice of delisting.

(f) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Limited Partnership Agreement.

Section 3.03 Atlas Pipeline Partners SEC Documents. Atlas Pipeline Partners has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “Atlas Pipeline Partners SEC Documents”). The Atlas Pipeline Partners SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Atlas Pipeline Partners Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Atlas Pipeline Partners SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Atlas Pipeline Partners as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Atlas Pipeline Partners and has not resigned or been dismissed as independent registered public accountants of Atlas Pipeline Partners as a result of or in connection with any disagreement with Atlas Pipeline Partners on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04 No Material Adverse Change. Except as set forth in or contemplated by the Atlas Pipeline Partners SEC Documents, and except for matters related to the proposed Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2006, Atlas Pipeline Partners and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect, (ii) acquisition or disposition of any material asset by Atlas Pipeline Partners or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in Atlas Pipeline Partners’ accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the Acquisition and has been disclosed to, and discussed with, each of the Purchasers). Except as set forth in or contemplated by the Atlas Pipeline Partners SEC Documents and except for indebtedness to be incurred in connection with the Acquisition, Atlas Pipeline Partners has neither issued any Common Units or other equity securities (other than under its Long-Term Incentive Plan and existing management compensation plans, each as described in the Atlas Pipeline Partners SEC Documents) nor incurred material indebtedness since March 31, 2007.

Section 3.05 Litigation. Except as set forth in the Atlas Pipeline Partners SEC Documents, there is no Action pending or, to the knowledge of Atlas Pipeline Partners, contemplated or threatened against Atlas Pipeline Partners or any of its Subsidiaries or any of their respective officers, directors or Properties, which (individually or in the aggregate) reasonably would be expected to have an Atlas Pipeline Partners Material Adverse Effect or which challenges the validity of any of the Basic Documents or the consummation of the transactions contemplated hereby and thereby.

Section 3.06 No Breach. The execution, delivery and performance by Atlas Pipeline Partners of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Atlas Pipeline Partners with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to Atlas Pipeline Partners or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Limited Partnership of Atlas Pipeline Partners or the Limited Partnership Agreement or any organizational documents of any of Atlas Pipeline Partners’ Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which Atlas Pipeline Partners or any of its Subsidiaries is a party or by which Atlas Pipeline Partners or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Atlas Pipeline Partners or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.06 would not, individually or in the aggregate, reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect.

Section 3.07 Authority. Atlas Pipeline Partners has all necessary limited partnership power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Atlas Pipeline Partners of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Atlas Pipeline Partners, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. No approval by the Unitholders is required as a result of Atlas Pipeline Partners’ issuance and sale of the Purchased Units.

Section 3.08 Compliance with Laws. Neither Atlas Pipeline Partners nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to Atlas Pipeline Partners or its Subsidiaries, except as would not, individually or in the aggregate, have an Atlas Pipeline Partners Material Adverse Effect. Atlas Pipeline Partners and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, an Atlas Pipeline Partners Material Adverse Effect, and neither Atlas Pipeline Partners nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, an Atlas Pipeline Partners Material Adverse Effect. Neither Atlas Pipeline Partners nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Atlas Pipeline Partners or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Atlas Pipeline Partners or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.09 Approvals. Except as required by the Commission in connection with Atlas Pipeline Partners’ obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas Pipeline Partners of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect.

Section 3.10 MLP Status. Atlas Pipeline Partners met for the taxable year ended December 31, 2006, and Atlas Pipeline Partners expects to meet for the taxable year ending December 31, 2007, the gross income requirements of Section 7704(c)(2) of the Code, and accordingly Atlas Pipeline Partners is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes or for applicable tax purposes.

Section 3.11 Investment Company Status. Atlas Pipeline Partners is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Atlas Pipeline Partners nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.13 Certain Fees. Except for the Placement Agent Fees, no fees or commissions will be payable by Atlas Pipeline Partners to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. The Purchasers shall not be liable for any such fees or commissions. Atlas Pipeline Partners agrees that it will indemnify and hold harmless each of the Purchasers from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Atlas Pipeline Partners or alleged to have been incurred by Atlas Pipeline Partners in connection with the sale of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.14 Internal Accounting Controls. Except as disclosed in the Atlas Pipeline Partners SEC Documents, Atlas Pipeline Partners and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.15 Insurance. Atlas Pipeline Partners and its Subsidiaries are insured against such losses and risks and in such amounts as Atlas Pipeline Partners believes in its sole discretion to be prudent for its businesses. Atlas Pipeline Partners does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.16 Registration Rights. Neither the execution of this Agreement or the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of Atlas Pipeline Partners, other than pursuant to the Registration Rights Agreement.

Section 3.17 No Side Agreements. Except for the confidentiality agreements entered into by and between any Purchaser and Atlas Pipeline Partners and the agreement between UBS Securities LLC and Atlas Pipeline Partners regarding the Placement Agent Fees (it being understood that Atlas Pipeline Partners will reimburse the fees of counsel for the lead investor), there are no other agreements by, among or between Atlas Pipeline Partners or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.18 Acknowledgment Regarding Purchase of Purchased Units. Atlas Pipeline Partners acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at Atlas Pipeline Partners’ request and Atlas Pipeline Partners has concluded that such participation is in Atlas Pipeline Partners’ best interest and is consistent with Atlas Pipeline Partners’ objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser. Atlas Pipeline Partners further acknowledges that, other than UBS Securities LLC, no Purchaser is acting or has acted as an advisor, agent or fiduciary of Atlas Pipeline Partners (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of Purchased Units. Atlas Pipeline Partners further represents to each Purchaser that Atlas Pipeline Partners’ decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by Atlas Pipeline Partners and its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to Atlas Pipeline Partners with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01 Valid Existence. Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03 Investment. The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser represents and warrants are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule

144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party provided that such transactions are exempt from registration under the Securities Act; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the unit participating in this transaction (the “Participating Unit”) so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 4.04 Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, Atlas Pipeline Partners that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05 Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Atlas Pipeline Partners SEC Documents, (b) had access to information regarding the Acquisition and its potential effect on Atlas Pipeline Partners’ operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Atlas Pipeline Partners regarding such matters.

Section 4.06 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Atlas Pipeline Partners in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 4.07 Certain Fees. No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement. Atlas Pipeline Partners will not be liable for any such fees or commissions. Such Purchaser agrees, severally and not jointly with the other Purchasers, that it will indemnify and hold harmless Atlas Pipeline Partners from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by such Purchaser or alleged to have been incurred by such Purchaser in connection with the purchase of Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 4.08 Legend. It is understood that the certificates evidencing the Purchased Units initially will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged (except in connection with a bona fide margin account or other loan or financing arrangement secured by these securities) or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

For the avoidance of doubt, the Purchased Units may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by such Purchased Units and such pledge shall not be deemed to be a transfer, sale or assignment of such Purchased Units, and no buyer effecting such a pledge shall be required to provide Atlas Pipeline Partners with any notice thereof or otherwise make any delivery to Atlas Pipeline Partners pursuant to this Agreement or any other Basic Document.

Section 4.09 Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it between the time it first began discussions with the Issuer or the Placement Agent about the transactions contemplated by this Agreement and the date hereof (it being understood that the entering into of a total return swap should not be considered a short sale of Common Units); provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 4.10 No Side Agreements. Except for the confidentiality agreements entered into by and between any Purchaser and Atlas Pipeline Partners and the agreement between UBS Securities LLC and Atlas Pipeline Partners regarding the Placement Agent Fees (it being understood that Atlas Pipeline Partners will reimburse the fees of counsel for the lead investor), there are no other agreements by, among or between Atlas Pipeline Partners or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 4.11 Acknowledgment Regarding Distributions on Purchased Units. Such Purchaser acknowledges and agrees that it shall not be entitled to receive any distribution on the Purchased Units relating to Atlas Pipeline Partners’ second fiscal quarter of 2007.

ARTICLE V

COVENANTS

Section 5.01 Anti-dilution Protection. If Atlas Pipeline Partners issues additional Common Units (or any security convertible into or exchangeable or exercisable for Common Units (other than pursuant to its Long Term Incentive Plan or other existing management compensation plans and the conversion of outstanding options or outstanding Preferred Units)) for an initial purchase price of less than the Unit Price (the “New Units”) prior to the effective date of the Registration Statement (as defined in the Registration Rights Agreement), Atlas Pipeline Partners will issue to each Purchaser under this Agreement additional Common Units (rounded up or down to the nearest whole Unit) in an amount equal to the difference between:

(a) the number of Units obtained by (i) multiplying (A) the Purchased Units by (B) the Unit Price and (ii) dividing the result by the Weighted Average as determined by the formula listed below, and

(b) the Purchased Units.

Weighted Average =	(X)(A) + (Y)(B)
A + B

X = Unit Price

Y = the initial purchase price paid per New Unit

A = the number of Units issued hereunder

B = the number of New Units issued

Notwithstanding anything to the contrary herein, if the New Units issued by Atlas Pipeline Partners are securities convertible into or exchangeable or exercisable for Common Units, then for purpose of this Section 5.01, the “initial purchase price” per New Unit shall equal the (i) initial purchase price paid for each such New Unit, plus (ii) conversion or exercise price for each such New Unit and any additional consideration required to be paid in connection with the exercise, conversion or exchange of such New Unit into Common Unit.

Section 5.02 Purchaser Lock-Up. Without the prior written consent of Atlas Pipeline Partners, each Purchaser severally agrees that from and after the Closing it will not sell any of its Purchased Units prior to the Lock-Up Date; provided, however, that each Purchaser may: (i) enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Units purchased by such Purchaser; (ii) transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.02; or (iii) sell its Purchased Units to an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) in a transaction exempt from registration under the Securities Act; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 5.03 Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Purchased Units acquired hereunder by the Purchaser until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (it being understood that the entering into of a total return swap should not be considered a short sale of Common Units). No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of Atlas Pipeline Partners otherwise owned by such Purchaser or borrowed from a broker after the date the press release contemplated by Section 5.05 is issued by Atlas Pipeline Partners; provided, however, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 5.04 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atlas Pipeline Partners and each Purchaser will, and Atlas Pipeline Partners shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or Atlas Pipeline Partners, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.05 Non-Disclosure; Interim Public Filings. Atlas Pipeline Partners shall, on or before 8:30 a.m., New York time, on the first Business Day following execution of this Agreement, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated herein and in the other Basic Documents. Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, Atlas Pipeline Partners shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such 8-K Filing this Agreement and the other Basic Documents, in the form required by the Exchange Act. Thereafter, Atlas Pipeline Partners shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby. Atlas Pipeline Partners and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or The New York Stock Exchange with respect to the transactions contemplated hereby, and neither Party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by Law, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, Atlas Pipeline Partners shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above. Atlas Pipeline Partners shall not, and shall cause each of its respective Representatives not to, provide any Purchaser with any material non-public information regarding Atlas Pipeline Partners from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.

Section 5.06 Use of Proceeds. Atlas Pipeline Partners shall use the collective proceeds from the sale of the Purchased Units to partially finance the Acquisition.

Section 5.07 Tax Information. Atlas Pipeline Partners shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units.

Section 5.08 No Other Listed Class of Securities. On the Closing Date, Atlas Pipeline Partners will not have any class of securities that is traded on an exchange or an established securities market other than the Common Units.

Section 5.09 NYSE Listing of Common Units. Atlas Pipeline Partners will maintain the listing of the Common Units on the New York Stock Exchange.

Section 5.10 Limited Partnership Agreement Amendment. Atlas Pipeline Partners shall cause the Amendment No. 2 to the Limited Partnership Agreement in all material respects in the form attached to this Agreement as Exhibit D to be adopted prior to the issuance and sale of the Purchased Units contemplated by this Agreement.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) Atlas Pipeline Partners shall have consummated the Acquisition substantially on the terms set forth in the Anadarko Agreements executed on the date hereof (without giving effect to the waiver of any material conditions by Atlas Pipeline Partners thereunder).

(b) Each Purchaser’s Conditions. The respective obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Atlas Pipeline Partners shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Atlas Pipeline Partners on or prior to the Closing Date;

(ii) the representations and warranties of Atlas Pipeline Partners contained in this Agreement that are qualified by materiality or Atlas Pipeline Partners Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) since the date of this Agreement, no Atlas Pipeline Partners Material Adverse Effect shall have occurred and be continuing;

(iv) Atlas Pipeline Partners shall have adopted the Amendment No. 2 to the Limited Partnership Agreement in all material respects in the form attached to this Agreement as Exhibit D;

(v) The New York Stock Exchange shall have approved an additional listing application with respect to the Purchased Units and no notice of delisting from The New York Stock Exchange shall have been received by Atlas Pipeline Partners with respect to the Common Units;

(vi) Atlas Pipeline Partners shall have delivered, or caused to be delivered, to the Purchasers at the Closing, Atlas Pipeline Partners’ closing deliveries described in Section 6.02 of this Agreement;

(vii) Atlas Pipeline Partners shall have received at least $700 million net proceeds from the Debt Financing;

(viii) Atlas Holdings shall have received $168.750 million net proceeds from the sale of its common units;

(ix) Atlas Holdings shall have contributed $168.750 million to Atlas Pipeline GP and Atlas Pipeline GP shall have purchased $168.750 million of Purchased Units; and

(x) a minimum of $700 million has been delivered to the Escrow Account by the Purchasers and not withdrawn and at least such minimum amount has been released to Atlas Pipeline Partners from the Escrow Account on the Closing Date.

(c) Atlas Pipeline Partners’ Conditions. The obligation of Atlas Pipeline Partners to consummate the sale of the Purchased Units to each of the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions with respect to each Purchaser individually and not the Purchasers jointly (which may be waived by Atlas Pipeline Partners in writing, in whole or in part, to the extent permitted by applicable Law):

(i) each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(ii) the representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct when made and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) the funds escrowed pursuant to the Escrow Agreement shall have been released to Atlas Pipeline Partners; and

(iv) each Purchaser shall have delivered, or caused to be delivered, to Atlas Pipeline Partners at the Closing, such Purchaser’s closing deliveries described in Section 6.03 of this Agreement.

Section 6.02 Atlas Pipeline Partners Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Atlas Pipeline Partners will deliver, or cause to be delivered, to each Purchaser:

(a) the Purchased Units by delivering certificates (bearing the legend set forth in Section 4.08) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b) a general partner’s certificate in substantially the form attached to this Agreement as Exhibit A;

(c) an opinion addressed to the Purchasers from outside legal counsel to Atlas Pipeline Partners in substantially the form attached to this Agreement as Exhibit B;

(d) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by Atlas Pipeline Partners;

(e) a certificate of the Secretary of the general partner of Atlas Pipeline Partners, dated as of the Closing Date, as to certain matters; and

(f) the Lock-Up Letter from Atlas Pipeline Partners GP, LLC in substantially the form attached to this Agreement as Exhibit E.

Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Atlas Pipeline Partners:

(a) notice to the Escrow Agent instructing the Escrow Agent to release the funds escrowed pursuant to the Escrow Agreement in respect of such Purchaser to Atlas Pipeline Partners;

(b) the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit C, which shall have been duly executed by such Purchaser; and

(c) an officer’s certificate in form and substance reasonably satisfactory to Atlas Pipeline Partners.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by Atlas Pipeline Partners. Atlas Pipeline Partners agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by Atlas Pipeline Partners of the proceeds of any sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of Atlas Pipeline Partners contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Atlas Pipeline Partners and its Representatives (collectively, “Atlas Pipeline Partners Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the covenants of such Purchaser contained herein.

Section 7.03 Indemnification Procedure. Promptly after any Atlas Pipeline Partners Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Atlas Pipeline Partners has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Atlas Pipeline Partners unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Purchased Units for a period of one year, with the exception the that representations and warranties set forth in Sections 3.01, 3.02, 3.06(b), 3.07, 3.12 and 4.01 shall survive perpetually. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Atlas Pipeline Partners and the Purchasers pursuant to Section 3.13, Section 4.07 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Atlas Pipeline Partners from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Atlas Pipeline Partners, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws and the lock-up contained in Section 5.02.

(c) Assignment of Rights. Each Purchaser may assign all or any portion of its rights, subject to an express assumption of each of the obligations under this Agreement without the consent of Atlas Pipeline Partners (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Atlas Pipeline Partners (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Schedule 2.01 shall be revised to reflect the actual Purchasers and allocations at the Closing.

Section 8.05 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06 Confidentiality and Non-Disclosure. Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of Atlas Pipeline Partners shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until Atlas Pipeline Partners issues the press release contemplated by Section 5.05.

Section 8.07 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the addresses set forth on the signature pages hereof or to such other address as Atlas Pipeline Partners or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.08 Removal of Legend. Atlas Pipeline Partners shall remove the legend described in Section 4.08 from the certificates evidencing the Purchased Units at the request of a Purchaser submitting to Atlas Pipeline Partners such certificates, together with such other documentation as may be reasonably requested by Atlas Pipeline Partners or required by its transfer agent, unless Atlas Pipeline

Partners, with the advice of counsel, reasonably determines that such removal is inappropriate; provided that no opinion of counsel shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 under the Securities Act or an effective registration statement. Atlas Pipeline Partners shall cooperate with such Purchaser to effect removal of such legend. Subject to Section 4.5 and Section 5.6 of the Limited Partnership Agreement, the legend described in Section 4.08 shall be removed and Atlas Pipeline Partners shall issue a certificate without such legend to the holder of Purchased Units upon which it is stamped, if, unless otherwise required by state securities Laws, (i) such Purchased Units are sold pursuant to an effective registration statement, (ii) in connection with a sale, assignment or other transfer, such holder provides Atlas Pipeline Partners with an opinion of a law firm reasonably acceptable to Atlas Pipeline Partners, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Purchased Units may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides Atlas Pipeline Partners with reasonable assurance that such Purchased Units can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A under the Securities Act. Atlas Pipeline Partners shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 8.08.

Section 8.09 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Atlas Pipeline Partners or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.10 Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of New York without regard to principles of conflicts of Laws.

Section 8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.12 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by (i) any Purchaser, with respect to itself or (ii) with the written consent of the Purchasers entitled to purchase a majority of the Purchased Units based on their Commitment Amounts or (iii) by Atlas Pipeline Partners, (A) if any representation or warranty of the other Party set forth in this Agreement shall be untrue in any material respect when made, or (B) upon a breach in any material respect of any covenant or agreement on the part of the other Party set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”); provided, that each Terminating Breach would cause the conditions to the non-terminating Party’s obligations not to be satisfied and such Terminating Breach is not cured within 20 days after written notice from the non-breaching Party.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the Closing shall not have occurred on or before the final termination date specified in the Anadarko Agreements;

(ii) if the Acquisition has not closed by September 1, 2007; or

(iii) if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c) In the event of the termination of this Agreement as provided in Section 8.12(a) or Section 8.12(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of Atlas Pipeline Partners; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.13 Recapitalization, Exchanges, Etc. Affecting the Purchased Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Atlas Pipeline Partners or any successor or assign of Atlas Pipeline Partners (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Purchased Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 8.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas Pipeline Partners shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or Atlas Pipeline Partners or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the

Purchasers or Atlas Pipeline Partners or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and Atlas Pipeline Partners under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Edward E. Cohen
	Name:	Edward E. Cohen
	Title:	Chairman & CEO

Address for notices:	Atlas Pipeline Partners, L.P. 311 Rouser Road Moon Township, PA 15108 Fax: 412-262-2820 Attn: Matthew A. Jones

After July 6, 2007: West Pointe Corporate Center I 1550 Coraopolis Heights Road, Second Floor Moon Township, PA 15108 Fax: 412-262-2820 Attn: Matthew A. Jones

With copies to:	Ledgewood 1900 Market Street, Suite 750 Philadelphia, PA 19103 Fax: 215-735-2513 Attn: Lisa A. Ernst

Jones Day 77 W. Wacker Drive, Suite 3500 Chicago, IL 60601 Fax: 312-782-8585 Attn: Timothy J. Melton

Signature Page to Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Atlas Pipeline Holdings, L.P.

By:	/s/ Edward E. Cohen
Name:	Edward E. Cohen
Title:	Chairman & CEO

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Structured Finance Americas, LLC

By:	/s/ Sunil Hariani
Name:	Sunil Hariani
Title:

By:	/s/ Jill H. Rathjen
Name:	Jill H. Rathjen
Title:	V.P.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

BAUPOST LIMITED PARTNERSHIP 1983 A-1 By: The Baupost Group, L.L.C., its general partner

By:	/s/ Scott A. Nathan
Name:	Scott A. Nathan
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Brahman Capital Corp.

By:	/s/ Mitch Kuflik
Name:	Mitch Kuflik
Title:	Vice President

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Wingate Capital Ltd.
By:	Citadel Limited Partnership, Portfolio Manager
By:	Citadel Investment Group, L.L.C., its General Partner

By:	/s/ Erica L. Tarpey
Name:	Erica Tarpey
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Cobalt Capital Management, Inc.

By:	/s/ Wayne Cooperman
Name:	Wayne Cooperman
Title:	President

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

SUNLIGHT CAPITAL PARTNERS, LLC

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice-President

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Lehman Brothers Inc.

By:	/s/ Walter G. Maloney
Name:	Walter G. Maloney
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

CREDIT SUISSE MANAGEMENT LLC

By:	/s/ Shawn Sullivan
Name:	Shawn Sullivan
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Iridian Asset Management LLC F/B/O First Eagle Fund of America Iridian Principals Fund, LP

By:	/s/ Lane S. Buklan
Name:	Lane S. Buklan
Title:	General Counsel

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

LBI Group Inc.

By:	/s/ Paul H. Tice
Name:	Paul H. Tice
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Royal Bank of Canada by its agent RBC Capital Markets Corporation

By:	/s/ Josef Muskatel
Name:	Josef Muskatel
Title:	Director and Senior Counsel

By:	/s/ David Weiner
Name:	David Weiner
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Omega Advisors, Inc., as investment manager for the funds and accounts listed on the attached Schedule

By:	/s/ Denis Wong
Name:	Denis Wong
Title:	COO

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

RC INVESTMENT HOLDINGS I, INC.

By:	/s/ Atul Khanna
Name:	Atul Khanna
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:	/s/ Alan Thomas
Name:	Alan Thomas
Title:

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

SWANK MLP CONVERGENCE FUND, L.P.

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Partner

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

THE CUSHING MLP OPPORTUNITY FUND I, L.P.

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Partner

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

TPG-Axon Partners, LP

By: TPG-Axon Partners GP, LP
By: TPG-Axon GP, LLC

By:	/s/ Michael Gismondi
Name:	Michael Gismondi
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

UBS Securities LLC

By:	/s/ Barry Gill
Name:	Barry Gill
Title:	Managing Director

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ZLP Fund, LP

By:	/s/ Devin Geoghegau
Name:	Devin Geoghegau
Title:	Partner

EXHIBIT A

FORM OF GENERAL PARTNER’S CERTIFICATE

ATLAS PIPELINE PARTNERS, L.P.

General Partner’s Certificate

Pursuant to Section 6.02(b) of the Common Unit Purchase Agreement, dated as of June 1, 2007 (the “Agreement”), by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of the purchasers listed on Schedule 2.01 to the Agreement (a “Purchaser” and, collectively, the “Purchasers”), the undersigned hereby certifies on behalf of Atlas Pipeline Partners, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) Atlas Pipeline Partners has performed and complied with the covenants and agreements contained in the Agreement that are required to be performed and complied with by Atlas Pipeline Partners on or prior to the date hereof.

(B) The representations and warranties of Atlas Pipeline Partners contained in the Agreement that are qualified by materiality or Atlas Pipeline Partners Material Adverse Effect are true and correct as of the date of the Agreement and as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date of the Agreement and as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

(C) Since the date of the Agreement, no Atlas Pipeline Partners Material Adverse Effect has occurred and is continuing.

Dated: , 2007	ATLAS PIPELINE PARTNERS GP, LLC

By:
Name:
Title:

Ex. A

EXHIBIT B

FORM OF LEGAL OPINION

Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Unit Purchase Agreement dated as of June 1, 2007 (the “Agreement”). Atlas Pipeline Partners shall furnish to the Purchasers at the Closing an opinion of Ledgewood Law Firm, counsel for Atlas Pipeline Partners, addressed to the Purchasers and dated the Closing Date in form satisfactory to the Purchasers, stating that:

(i) Each of Atlas Pipeline Partners and its Subsidiaries (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its organization; (ii) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the Atlas Pipeline Partners SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect; and (iii) is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in the jurisdictions listed in Annex A hereto.

(ii) As of the date hereof, and prior to the sale and issuance of the Purchased Units, the issued and outstanding limited partnership interests of Atlas Pipeline Partners consist of 13,080,418 Common Units, 40,000 Preferred Units and Incentive Distribution Rights. All of the outstanding Common Units, Preferred Units and Incentive Distribution Rights have been duly authorized and validly issued in accordance with applicable Law and the Limited Partnership Agreement and are fully paid (to the extent required by the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act ).

(iii) To our knowledge, except as described in the Atlas Pipeline Partners SEC Documents filed prior to the date hereof, for options granted pursuant to Atlas Pipeline Partners’ existing Long-Term Incentive Plan or other existing compensation arrangements, or as contemplated by the Purchase Agreement, Atlas Pipeline Partners has no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas Pipeline Partners or any of its Subsidiaries to issue, transfer or sell any limited partnership interests or other equity interests in Atlas Pipeline Partners or any of its Subsidiaries or securities convertible into or exchangeable for such limited partnership interests or other equity interests, (ii) obligations of Atlas Pipeline Partners or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited partnership interests or other equity interests in Atlas Pipeline Partners or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which Atlas Pipeline Partners or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas Pipeline Partners or any of its Subsidiaries.

Ex. B

(iv) All of the issued and outstanding equity interests of each of Atlas Pipeline Partners’ Subsidiaries are owned, directly or indirectly, by Atlas Pipeline Partners free and clear of any Liens (A) in respect of which a financing statement under the Uniform Commercial Code naming Atlas Pipeline Partners or any of its Subsidiaries as debtors is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel without independent investigation, other than those created under applicable Law and (C) except for such Liens as may be imposed under Atlas Pipeline Partners’ or its Subsidiaries’ credit facilities, and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by the organizational documents of Atlas Pipeline Partners’ Subsidiaries, as applicable) and nonassessable (except as non-assessability may be affected by matters described in Section 17-607 of the Delaware LP Act or the organizational documents of Atlas Pipeline Partners’ Subsidiaries, as applicable) and free of preemptive rights, and, to our knowledge, except as disclosed in the Atlas Pipeline Partners SEC Documents, neither Atlas Pipeline Partners nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interests in, any other Person or is obligated to make any capital contribution to or other investment in any other Person.

(v) The Purchased Units and the limited partnership interests represented thereby have been duly authorized by Atlas Pipeline Partners pursuant to the Limited Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid (to the extent required by the Limited Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act) and will be free of any and all Liens and restriction on transfer, other than restrictions on transfer under the Limited Partnership Agreement, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchasers.

(vi) None of the offering, issuance and sale by Atlas Pipeline Partners of the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas Pipeline Partners (A) constitutes or will constitute a violation of Atlas Pipeline Partners’ Certificate of Limited Partnership or Limited Partnership Agreement, or any organizational documents of any of Atlas Pipeline Partners’ Subsidiaries, (B) without duplication of clause (A), constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed as an exhibit to the Atlas Pipeline Partners SEC Documents, or (C) will result in a breach or violation (and, to such counsel’s knowledge, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any Lien upon any Property of Atlas Pipeline Partners or its Subsidiaries pursuant to (i) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the Atlas Pipeline Partners SEC Documents) or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal or Delaware court or government agency or body directed to any of Atlas Pipeline Partners or its Subsidiaries or any of its respective Properties in a proceeding to which any of them or such Property is a party, or (D) results or will result in any violation of the Delaware LP Act, the Laws of the State of New York or U.S. federal Law, which in the case of clause (B), (C) or (D) of this paragraph (vi) would be reasonably expected to have an Atlas Pipeline Partners Material Adverse Effect; provided, however, that no opinion is expressed pursuant to this paragraph (vi) with respect to federal or state securities or anti-fraud statutes, rules or regulations.

Ex. B

(vii) Each of the Basic Documents to which Atlas Pipeline Partners is a party has been duly authorized and validly executed and delivered on behalf of Atlas Pipeline Partners, and is enforceable against Atlas Pipeline Partners in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally and by general principles of equity.

(viii) Except as required by the Commission in connection with Atlas Pipeline Partners’ obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas Pipeline Partners of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not individually or in the aggregate, reasonably be expected to have an Atlas Pipeline Partners Material Adverse Effect or those that have been obtained or may be required under the state securities or “blue sky” laws, as to which we do not express any opinion.

(ix) Atlas Pipeline Partners is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Assuming the accuracy of the representations and warranties of each Purchaser contained in the Purchase Agreement, the issuance and sale of the Purchased Units pursuant to the Purchase Agreement are exempt from registration requirements of the Securities Act of 1933, as amended.

(xi) Atlas Pipeline Partners is treated as a partnership for federal income tax purposes.

(xii) None of the offering, issuance and sale by Atlas Pipeline Partners of the Purchased Units or the execution, delivery and performance of the Basic Documents by Atlas Pipeline Partners gives rise to any rights for or relating to the registration of any securities of Atlas Pipeline Partners, other than pursuant to the Registration Rights Agreement.

Ex. B

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS PIPELINE PARTNERS, L.P.

and

THE PURCHASERS NAMED HEREIN

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                     , 2007 by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of the Purchasers set forth in Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of June 1, 2007, by and among Atlas Pipeline Partners and the Purchasers (the “Purchase Agreement”);

WHEREAS, Atlas Pipeline Partners has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and Atlas Pipeline Partners under the Purchase Agreement that this Agreement be executed and delivered;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Atlas Pipeline Partners” has the meaning specified therefor in the introductory paragraph.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $44.00 times the number of Purchased Units purchased by such Purchaser.

“Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means: (i) the Purchased Units, (ii) any Common Units issued as Liquidated Damages pursuant to this Agreement, and (iii) any Common Units issued pursuant to Section 5.01 of the Purchase Agreement.

“Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security: (a) when a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) two years after the Closing Date; (d) when such Registrable Security is held by Atlas Pipeline Partners or one of its Subsidiaries; or (e) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

2

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Registration.

(i) Deadline To Become Effective. As promptly as practicable (but in no event later than 120 days following the Closing Date), Atlas Pipeline Partners shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all of the Registrable Securities (the “Registration Statement”). Atlas Pipeline Partners shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 195 days following the Closing Date (the “Target Effective Date”). A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Atlas Pipeline Partners. Atlas Pipeline Partners will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers and (ii) two years following the Closing Date (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Failure To Become Effective. If the Registration Statement required by this Section 2.01 is not effective by the Target Effective Date, then each Purchaser shall be entitled to a payment with respect to such Purchaser’s Registrable Securities, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 30 days following the Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days of the end of each such 30-day period. Liquidated Damages for any period of less than 30 days shall be prorated by multiplying Liquidated Damages to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which Liquidated Damages are owed, and the denominator of which is 30. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Atlas Pipeline Partners certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Atlas Pipeline Partners’ or Atlas Pipeline Partners’ Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Atlas Pipeline Partners SEC Documents, then Atlas Pipeline Partners may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon

3

any issuance of Common Units as Liquidated Damages, Atlas Pipeline Partners shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Units (as reported by The New York Stock Exchange) for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount of 2%. Any obligation of Atlas Pipeline Partners to pay Liquidated Damages (other than Liquidated Damages owing but not yet paid) to a Purchaser shall cease two years following the Closing Date. As soon as practicable following the date that the Registration Statement or any post-effective amendment thereto becomes effective, but in any event within two Business Days of such date, Atlas Pipeline Partners shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.

(iii) Waiver of Liquidated Damages. If Atlas Pipeline Partners is unable to cause a Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Atlas Pipeline Partners may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of two-thirds of Purchased Units, voting as a single class, in their sole discretion.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Atlas Pipeline Partners may, upon written notice to all of the Selling Holders whose Registrable Securities are included in the Registration Statement, suspend such Selling Holders’ use of any prospectus which is a part of the Registration Statement (in which event each such Selling Holder shall cease offers and sales of the Registrable Securities pursuant to the Registration Statement) but such Selling Holder may settle any previously made sales of Registrable Securities, if (i) Atlas Pipeline Partners is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Atlas Pipeline Partners determines in good faith that Atlas Pipeline Partners’ ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) Atlas Pipeline Partners has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of Atlas Pipeline Partners, would materially adversely affect Atlas Pipeline Partners; provided, however, in no event shall such Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Atlas Pipeline Partners shall (i) provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, (ii) promptly terminate any suspension of sales it has put into effect and (iii) take such other reasonable actions to permit sales of Registrable Securities as contemplated in this Agreement.

(c) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and effective but, during the Effectiveness Period, shall thereafter cease to

4

be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission and effective, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and effective, if applicable, the Holders shall be entitled to receive an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(b) of this Agreement or (y) the date after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted or that a post-effective amendment is effective is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(d) S-1 Filing. In addition to the rights provided in Section 2.01(a), if Atlas Pipeline Partners is not eligible to file a shelf registration statement on Form S-3 for all Registrable Securities within the time periods referenced in Section 2.01(a), one or more Holders collectively holding greater than $25 million of Registrable Securities, based on the Unit Price, may thereafter deliver written notice to Atlas Pipeline Partners that such Holders wish to register under the Securities Act an aggregate of at least $25 million of Registrable Securities, based on the Unit Price, specifying the amount and intended method of disposition of such Registrable Securities. Atlas Pipeline Partners will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of (i) such Registrable Securities which Atlas Pipeline Partners has been so requested to register by such Holders and (ii) all other Registrable Securities which Atlas Pipeline Partners has been requested to register by any other Holder (which request shall specify the amount and intended method of disposition of such Registrable Securities, including an Underwritten Offering) to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered.

Section 2.02 Piggyback Rights.

(a) Participation. If at any time Atlas Pipeline Partners proposes to file (i) a shelf registration statement other than the Registration Statement (in which event Atlas Pipeline Partners covenants and agrees to include thereon a description of the transaction under which the Purchasers acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three Business Days prior to the filing of (x) the initial preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then Atlas Pipeline Partners shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the

5

opportunity to include in such Underwritten Offering such number of Common Units (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Atlas Pipeline Partners has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Atlas Pipeline Partners shall determine for any reason not to undertake or to delay such Underwritten Offering, Atlas Pipeline Partners may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Atlas Pipeline Partners of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $15 million, in aggregate, of Registrable Securities, based on the Unit Price. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to Atlas Pipeline Partners requesting that such Holder not receive notice from Atlas Pipeline Partners of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice.

(b) Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Atlas Pipeline Partners, or Atlas Pipeline Partners reasonably determines, that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Atlas Pipeline Partners, or Atlas Pipeline Partners reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to Atlas Pipeline Partners, and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other securities of Atlas Pipeline Partners having rights of registration on parity with the Registrable Securities (the “Parity Securities”). The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of Registrable Securities proposed to be sold by all Selling Holders in

6

such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders and holders of Parity Securities participating in the Underwritten Offering.

Section 2.03 Sale Procedures. In connection with its obligations under this Article II, Atlas Pipeline Partners will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Registration Statement to become effective and to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Atlas Pipeline Partners will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

7

(e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Atlas Pipeline Partners of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Atlas Pipeline Partners agrees to as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension or proceedings related thereto. Each Selling Holder, upon receipt of notice from Atlas Pipeline Partners of the happening of any event of the kind described in this Section 2.03(e), shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 2.03(e) or until it is advised in writing by Atlas Pipeline Partners that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Atlas Pipeline Partners, such Selling Holder will deliver to Atlas Pipeline Partners (at Atlas Pipeline Partners’ expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Atlas Pipeline Partners are then listed;

8

(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Atlas Pipeline Partners to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k) enter into customary agreements, take such other actions, and provide reasonable cooperation and access to management, as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(l) if requested by a Purchaser: (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement; and

(m) include in the plan of distribution section of a registration statement the following language with respect to the selling unitholders:

“The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling unitholders or borrowed from the selling unitholders or others to settle those sales or to close out any related open borrowings of Units, and may use securities received from the selling unitholders in settlement of those derivatives to close out any related open borrowings of Units.”

(n) if the Purchasers are deemed to be “underwriters,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities pursuant to this Agreement, and any amendment or supplement thereof, then for a period of two years following the Closing Date, Atlas Pipeline Partners will cooperate with the Purchasers in allowing the Purchasers to conduct customary “underwriter’s due diligence” with respect to Atlas Pipeline Partners and

9

satisfy their obligations in respect thereof. In addition, for a period of one year following the Closing Date at the request of a Purchaser seeking to offer or sell Registrable Securities, Atlas Pipeline Partners will furnish to such Purchaser, on the date of the effectiveness of any Registration Statement covering the sale of such Purchaser’s Registrable Securities and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Atlas Pipeline Partners’ independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, (ii) an opinion, dated as of such date, of counsel representing Atlas Pipeline Partners in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (iii) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Atlas Pipeline Partners addressed to such Purchaser. Atlas Pipeline Partners will also permit one legal counsel to such Purchaser(s) to review and comment upon any such Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any such Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects.

Section 2.04 Cooperation by Holders. Atlas Pipeline Partners shall have no obligation to include in the Registration Statement Registrable Securities of a Holder, or in an Underwritten Offering pursuant to Section 2.02 Registrable Securities of a Selling Holder, who has failed to timely furnish such information that Atlas Pipeline Partners determines, after consultation with counsel, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering of equity securities by Atlas Pipeline Partners (except as provided in this Section 2.05); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the executive officers or directors of Atlas Pipeline Partners on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.05 shall not apply with respect to a Holder that (A) owns less than $15 million, in aggregate, of Registrable Securities based on the Unit Price or (B) has delivered an Opt Out Notice to Atlas Pipeline Partners pursuant to Section 2.02(a) hereof; provided, further, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 2.06 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Atlas Pipeline Partners’ performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to

10

Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of one counsel to the Holders and the independent public accountants for Atlas Pipeline Partners, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b) Expenses. Atlas Pipeline Partners will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.07 hereof, Atlas Pipeline Partners shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.07 Indemnification.

(a) By Atlas Pipeline Partners. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Atlas Pipeline Partners will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Atlas Pipeline Partners’ securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Atlas Pipeline Partners will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged

11

omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Atlas Pipeline Partners, its directors and officers, and each Person, if any, who controls Atlas Pipeline Partners within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Atlas Pipeline Partners to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which the indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

12

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Atlas Pipeline Partners agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Atlas Pipeline Partners available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Atlas Pipeline Partners under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Atlas Pipeline Partners, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

13

Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause Atlas Pipeline Partners to register Registrable Securities granted to the Purchasers by Atlas Pipeline Partners under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap; provided, however, that, except with respect to a total return swap, (a) unless such transferee is an Affiliate of such Purchaser or another Purchaser, each such transferee or assignee holds Registrable Securities in the amount of $15 million, based on the Unit Price, (b) Atlas Pipeline Partners is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date hereof, Atlas Pipeline Partners shall not, without the prior written consent of the Holders of Registrable Securities, (i) enter into any agreement with any current or future holder of any securities of Atlas Pipeline Partners that would allow such current or future holder to require Atlas Pipeline Partners to include securities in any registration statement filed by Atlas Pipeline Partners on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder or (ii) grant registration rights to any other Person that would be superior to the Purchasers’ registration rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to Atlas Pipeline Partners, to the address set forth on its signature page;

(b) if to a Purchaser, to the address set forth on Exhibit A; and

(c) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.09 hereof.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

14

Section 3.03 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Atlas Pipeline Partners or any successor or assign of Atlas Pipeline Partners (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement, including any issuance pursuant to Section 5.01 of the Purchase Agreement.

Section 3.05 Change of Control. Atlas Pipeline Partners shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with

15

respect to the rights granted by Atlas Pipeline Partners set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Atlas Pipeline Partners and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas Pipeline Partners shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank]

16

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P. By Atlas Pipeline Partners GP, LLC

By:
Name:
Title:

Address for notices:	Atlas Pipeline Partners Resources, LLC 311 Rouser Road Moon Township, PA 15108 Fax: 412-262-2820 Attn: Matthew A. Jones

After July 6, 2007: West Pointe Corporate Center I 1550 Coraopolis Heights Road, Second Floor Moon Township, PA 15108

With copies to:	Ledgewood 1900 Market Street, Suite 750 Philadelphia, PA 19103 Fax: 215-735-2513 Attn: Lisa A. Ernst

Jones Day 77 W. Wacker Drive Chicago, IL 60601 Fax: 312-782-8585 Attn: Timothy J. Melton

Signature Page to Atlas Pipeline Partners Registration Rights Agreement

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

[Purchaser]

By:
Name:

Title:

Address:

Phone Number:

Signature Page to Atlas Pipeline Partners Registration Rights Agreement

EXHIBIT A

[PURCHASERS]

EXHIBIT D

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP

OF

ATLAS PIPELINE PARTNERS, L.P.

THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ATLAS PIPELINE PARTNERS, L.P. (this “Amendment”), dated as of                     , 2007, is entered into and effectuated by Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the “General Partner”) and the general partner of Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), pursuant to authority granted to it in Sections 5.6 and 13.1 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 9, 2004, as amended (the “Limited Partnership Agreement”). Capitalized terms used but not defined herein are used as defined in the Limited Partnership Agreement.

WHEREAS, Section 13.1(d) of the Limited Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Limited Partnership Agreement to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners in any material respect, and the General Partner has determined that the amendments contemplated hereby do not adversely affect the Limited Partners in any material respect;

WHEREAS, Section 13.1(j) of the Limited Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Limited Partnership Agreement that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of its business, and the General Partner has determined that the amendments contemplated hereby are necessary or advisable in connection therewith; and

WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment.

NOW, THEREFORE, it is hereby agreed as follows:

A. Amendment. The Limited Partnership Agreement is hereby amended as follows:

1. Section 1.1 of the Limited Partnership Agreement is hereby amended to add or amend or restate the following definitions in appropriate alphabetical order:

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date,

(a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines, plus

(c) the Permitted Western Gas Resources Distributions.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Permitted Western Gas Resources Distributions” means (a) those distributions and payments to the Class A Member of Atlas Pipeline Mid-Continent WestOk, LLC that are made pursuant to the Operating Agreement of Atlas Pipeline Mid-Continent WestOk, LLC dated as of [INSERT CLOSING DATE], 2007, as it may be amended, supplemented or restated from time to time, and (b) those distributions and payments to the Class A Member of Atlas Pipeline Mid-Continent WestTex, LLC that are made pursuant to the Operating Agreement of Atlas Pipeline Mid-Continent WestTex, LLC dated as of [INSERT CLOSING DATE], 2007, as it may be amended, supplemented or restated from time to time.

2. Section 6.3(a) of the Limited Partnership Agreement is hereby amended and restated as follows:

2

Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2000, an amount equal to 100% of Available Cash less the Permitted Western Gas Resources Distributions with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. Available Cash constituting the Permitted Western Gas Resources Distributions shall be distributed as provided in the definition thereof. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership pursuant to Section 6.4 equals the Operating Surplus from the Initial Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership or pursuant to the Permitted Western Gas Resources Distributions on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

3. Section 6.4(b) of the Limited Partnership Agreement is hereby amended and restated as follows:

(b) After Subordination Period. Available Cash (less the Permitted Western Gas Resources Distributions) with respect to any Quarter after the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.6(b) in respect of additional Partnership Securities issued pursuant thereto:

(i) First, 98.9899% to the Unitholders holding Common Units, Pro Rata, and 1.0101% to the General Partner until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, 98.9899% to the Unitholders holding Common Units, Pro Rata, and 1.0101% to the General Partner until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii) Third, 85% to all Unitholders, Pro Rata, 13.9899% to the holders of the Incentive Distribution Rights, Pro Rata, and 1.0101% to the General Partner until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, 75% to all Unitholders, Pro Rata, 23.9899% to the holders of the Incentive Distribution Rights, Pro Rata, and 1.0101% to the General Partner until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter; and

3

(v) Thereafter, 50% to all Unitholders, Pro Rata, 48.9899% to the holders of the Incentive Distribution Rights, Pro Rata, and 1.0101% to the General Partner;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v) and the Permitted Western Gas Resources Distributions.

4. Article VI of the Limited Partnership Agreement is hereby amended to add a new Section 6.4(c) as follows:

(c) Special Subordination after the Quarter Ended June 30, 2007. Notwithstanding the provisions of Section 6.4(b), amounts distributable to the holders of Incentive Distribution Rights shall be subject to reduction as follows:

(i)	For each Quarter from the Quarter beginning July 1, 2007 until the Quarter ending December 31, 2007, after the holders of the Incentive Distribution Rights have received an aggregate of $3.7 million with respect to such Incentive Distribution Rights, they shall not be entitled to further distributions with respect to such Incentive Distribution Rights until the amount distributable pursuant to Section 6.4(b), but for the application of this subparagraph to the holders of the Incentive Distribution Rights, would have been $8.7 million. Any amounts not distributed to the holders of Incentive Distribution Rights because of the operation of this subparagraph shall be distributed 1.0101% to the General Partner and 98.9899% to all Unitholders.

(ii)	For each Quarter from the Quarter beginning January 1, 2008 until the Quarter ending June 30, 2009, after the holders of the Incentive Distribution Rights have received an aggregate of $7.0 million with respect to such Incentive Distribution Rights, they shall not be entitled to further distributions with respect to such Incentive Distribution Rights until the amount distributable pursuant to Section 6.4(b), but for the application of this subparagraph to the holders of the Incentive Distribution Rights, would have been $12.0 million. Any amounts not distributed to the holders of Incentive Distribution Rights because of the operation of this subparagraph shall be distributed 1.0101% to the General Partner and 98.9899% to all Unitholders.

4

(iii)	For each Quarter from and after the Quarter beginning July 1, 2009, after the holders of the Incentive Distribution Rights have received an aggregate of $7.0 million with respect to such Incentive Distribution Rights, they shall not be entitled to further distributions with respect to such Incentive Distribution Rights until the amount distributable pursuant to Section 6.4(b), but for the application of this subparagraph to the holders of the Incentive Distribution Rights, would have been $10.75 million. Any amounts not distributed to the holders of Incentive Distribution Rights because of the operation of this subparagraph shall be distributed 1.0101% to the General Partner and 98.9899% to all Unitholders.

5. The beginning of the first paragraph of Section 6.5 of the Limited Partnership Agreement (i.e., before clause (a) thereof) is hereby amended and restated as follows:

Available Cash (less the Permitted Western Gas Resources Distributions) that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, as follows:

B. Agreement in Effect. Except as hereby amended, the Limited Partnership Agreement shall remain in full force and effect.

C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to principles of conflicts of laws.

D. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

5

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
Name:
Title:

6

EXHIBIT E

FORM OF LOCK-UP LETTER

                    , 2007

        [PURCHASERS]

Ladies and Gentlemen:

This letter is being delivered to pursuant to Section 6.02(f) of the Common Unit Purchase Agreement dated as of June 1, 2007 (the “Agreement”), by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of you as the purchasers listed on Schedule 2.01 to the Agreement (the “Purchasers”) relating to the issuance and sale of the Purchased Units in Atlas Pipeline Partners. Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement.

In order to induce you to enter into the Agreement, the undersigned will not, without the prior written consent of the Purchasers, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of Atlas Pipeline Partners or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period beginning on the date hereof until 90 days after the date the registration statement becomes effective as set forth in Section 2.01 of the Registration Rights Agreement.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the lock-up period set forth above (the “Lock-up Period”), Atlas Pipeline Partners issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, Atlas Pipeline Partners announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event; provided, however, that the extension provided for by this sentence shall no longer apply when Atlas Pipeline Partners is eligible to use Form S-3 and meets the definition of “actively traded securities” in Regulation M.

Ex. E

If for any reason the Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

ATLAS PIPELINE PARTNERS GP, LLC

By:
Name:
Title:

Ex. E